UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2022

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13595 Dulles Technology Drive
Herndon, Virginia 20171-3413
(Address of principal executive offices, including zip code)

(703) 984-8400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PLUS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 6, 2022, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company finalized the structure of cash incentive award agreements for the fiscal year ending March 31, 2023, under the Company's Cash Incentive Plan (the "CIP"), in which Mark P. Marron (Chief Executive Officer and President), Darren S. Raiguel (Chief Operating Officer) and Elaine D. Marion (Chief Financial Officer) will participate.

The fiscal year 2023 Company performance goals and their relative proportions, which are the same for all three executives, are:

2023 Financial Performance Goals	Weighting
Consolidated net sales	20%
Financing segment operating income	20%
Earnings before tax	30%
Services gross profit	30%

Any awards earned under the CIP will be paid in cash. In calculating whether performance goals have been achieved, actual results will be adjusted to exclude the following, as applicable:

(i) the incentive compensation expensed by ePlus for payments under the CIP;
(ii) all items of revenue, gain, or loss determined by the ePlus Board of Directors to be extraordinary or unusual in nature, and not incurred or realized in the ordinary course of business; and
(iii) any revenue, gain, or loss attributable to the business operations of any entity acquired by ePlus during the 2023 fiscal year.

The cash incentive compensation for fiscal year 2023 can range from $0 to a maximum of: for Mr. Marron, $1,850,000; Mr. Raiguel, $1,000,000 and for Ms. Marion, $1,000,000.

The award amount payable is a target award based on the level of attainment of the applicable performance goals as set forth in the participant's award agreement. The Committee may not waive or amend performance goals after the performance goals have been established, but has discretionary authority to reduce the amount that would otherwise be payable with respect to any award. In the event it is determined that an award was paid based on incorrect financial results, the Committee may lower the payment, and to the extent permitted by applicable law, require the participant to reimburse the Company for any amount paid with respect to such an award.

Additionally, the CIP provides that cash payments are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer
Date: June 8, 2022